Exhibit 99.1

NEWS RELEASE
July 6, 2023	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Washington, DC

URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended December 31, 2022. Net revenue was approximately $132.6 million, an increase of 1.6% from the same period in 2021. The Company reported operating income of approximately $14.3 million for the three months ended December 31, 2022, compared to approximately $20.3 million for the three months ended December 31, 2021. Broadcast and digital operating income1 was approximately $47.6 million, an increase of 7.9% from the same period in 2021. Net income was $856,000 or $0.02 per share (basic) compared to approximately $5.3 million or $0.10 per share (basic) for the same period in 2021. Adjusted EBITDA2 was approximately $31.7 million for the three months ended December 31, 2022, compared to approximately $32.5 million for the same period in 2021.

Alfred C. Liggins, III, Urban One’s CEO and President stated, “I was pleased that Adjusted EBITDA came in right on top of our full year guidance at $165.6 million, a new highwater mark for Urban One. Boosted by political advertising, our radio division outperformed the overall market by 360 basis points, and on a same station basis Q4 radio revenue was up approximately 14.1% year- over-year. Reach Media did not run their Fantastic Voyage cruise event in 2022, hence Q4 revenues were down year-over-year, but normalizing for that event Q4 BCF was down approximately $317,000 year-over-year. Our digital segment grew revenue by 24%, however margins were reduced by a combination of higher traffic acquisition, ad production, and video content costs. Our cable TV segment suffered from a combination of audience under-delivery against upfront commitments, timing of FVOD payments in Q4 2021, and attrition in local direct response advertising. This was partially offset by improved upfront CPM’s. Paid cable subscriber churn was -10% vs Q4 2021. Despite the softer fourth quarter, our cable television segment Adjusted EBITDA of $105.3 million was the highest in our history, helping us to keep net leverage below 4.0x at 3.96x. Pro-forma for the sale of our interest in MGM National Harbor and the Indianapolis radio acquisition, net leverage was 3.21x.

As for our preliminary results for 2023, Q1 2023, same station radio segment revenue was up 2.0% on a same station basis, however we have seen a slow-down in Q2 which is currently pacing down -5.0% same station or -0.9% ex political. Year to date through May 2023, according to Miller Kaplan our radio markets are down -2.8% vs Urban One -2.9% same station. We will have the benefit of the Indianapolis acquisition in the comparisons for Q1 through Q3, which will help to offset that lack of political revenues in 2023, although the margins on political revenues are significantly higher. Revenues at Reach Media were up 8.8% in first quarter 2023 and will be further boosted in Q2 by the Fantastic Voyage. Our digital segment revenues were down 2.7% in first quarter, although they have bounced back up mid-single digits in Q2. We expect margins at digital to remain in the low 20% range, as TAC, content and employee costs normalize into a steady state. The audience under-delivery at TV One has continued into 2023, with advertising revenues down -15.9% for Q1 and down mid-to-high single digits for Q2. Our TV affiliate revenues in 2023 are down approximately 7% year to date. This will put pressure on the TV One EBITDA, which we currently expect to be in the range $88-90 million for full year 2023.

We will talk more about the full-year outlook for 2023 on our earnings call, but overall, I believe we will still compare favorably to pre-pandemic 2019 results, despite the off-cycle political revenues and general advertising market slow-down that the industry is experiencing.”

As previously disclosed in the Current Report on Form 8-K filed with the SEC on April 7, 2023, the Company announced that in connection with the preparation of its financial statements for the year ended December 31, 2022, the Company’s management, in consultation with its independent registered public accounting firm, re-evaluated its accounting for the valuation of its investment interest in MGM National Harbor (the “MGM Investment”), which the Company sold for cash proceeds of approximately $136.8 million on April 21, 2023. After further review of the Company’s accounting for its MGM Investment, it was determined that adjustments are required to the Company’s financial statements as of January 1, 2021 and for each of the annual and interim periods ended December 31, 2021 and September 30, 2022 (the “Affected Periods”), due to understatements in the value of the MGM Investment, and related tax effects. In addition to the adjustment related to the MGM Investment, the Company included corrections for misstatements that were deemed immaterial to any period presented in our previously issued financial statements. These misstatements are related to radio broadcasting license impairment, right of use assets, fair value of the Reach Media redeemable noncontrolling interest, amortization of certain launch assets, misclassifications of certain balance sheet items, and any related tax effects. The Company also corrected certain line items within the statements of cash flows and certain disclosures related to deferred tax assets and content assets for errors identified. See the Company’s Annual Report on Form 10-K filed with the SEC on June 30, 2023, for more information related to the restatement, including descriptions of the misstatements and the impacts on the Company’s consolidated financial statements.

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PAGE 2 - URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

STATEMENT OF OPERATIONS	(unaudited)
	(in thousands, except share data)		(in thousands, except share data)
		(As Restated)		(As Restated)

NET REVENUE	$132,566	$130,475	$484,604	$440,285
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	36,270	38,243	122,629	119,072
Selling, general and administrative, excluding stock-based compensation	48,670	48,097	159,991	141,979
Corporate selling, general and administrative, excluding stock-based compensation	19,217	19,293	49,985	50,837
Stock-based compensation	1,126	87	6,595	565
Depreciation and amortization	2,643	2,364	10,034	9,289
Impairment of long-lived assets	10,328	2,104	40,683	2,104
Total operating expenses	118,254	110,188	389,917	323,846
Operating income	14,312	20,287	94,687	116,439
INTEREST INCOME	465	33	939	218
INTEREST EXPENSE	14,628	15,908	61,751	65,702
(GAIN) LOSS ON RETIREMENT OF DEBT	(3,026)	—	(6,718)	6,949
OTHER INCOME, net	(2,351)	(1,968)	(16,083)	(8,134)
Income before provision for income taxes and noncontrolling interest in income of subsidiaries	5,526	6,380	56,676	52,140
PROVISION FOR INCOME TAXES	3,875	424	16,721	13,034
NET INCOME	1,651	5,956	39,955	39,106
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	795	670	2,626	2,315
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$856	$5,286	$37,329	$36,791

Weighted average shares outstanding - basic[3]	47,114,178	51,206,358	48,928,063	50,163,600
Weighted average shares outstanding - diluted[4]	49,941,335	55,084,927	52,174,337	54,136,641

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	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)
		(As Restated)		(As Restated)

Net income attributable to common stockholders (basic)	$0.02	$0.10	$0.76	$0.73

Net income attributable to common stockholders (diluted)	$0.02	$0.10	$0.72	$0.68

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$47,626	$44,135	$201,984	$179,234

Broadcast and digital operating income reconciliation:

Net income attributable to common stockholders	$856	$5,286	$37,329	$36,791
Add back non-broadcast and digital operating income items included in net income:
Interest income	(465)	(33)	(939)	(218)
Interest expense	14,628	15,908	61,751	65,702
Provision for income taxes	3,875	424	16,721	13,034
Corporate selling, general and administrative expenses	19,217	19,293	49,985	50,837
Stock-based compensation	1,126	87	6,595	565
(Gain) loss on retirement of debt	(3,026)	—	(6,718)	6,949
Other income, net	(2,351)	(1,968)	(16,083)	(8,134)
Depreciation and amortization	2,643	2,364	10,034	9,289
Noncontrolling interest in income of subsidiaries	795	670	2,626	2,315
Impairment of long-lived assets	10,328	2,104	40,683	2,104
Broadcast and digital operating income	$47,626	$44,135	$201,984	$179,234

Adjusted EBITDA[2]	$31,740	$32,487	$165,592	$150,222

Adjusted EBITDA reconciliation:

Net income attributable to common stockholders	$856	$5,286	$37,329	$36,791
Interest income	(465)	(33)	(939)	(218)
Interest expense	14,628	15,908	61,751	65,702
Provision for income taxes	3,875	424	16,721	13,034
Depreciation and amortization	2,643	2,364	10,034	9,289
EBITDA	$21,537	$23,949	$124,896	$124,598
Stock-based compensation	1,126	87	6,595	565
(Gain) loss on retirement of debt	(3,026)	—	(6,718)	6,949
Other income, net	(2,351)	(1,968)	(16,083)	(8,134)
Noncontrolling interest in income of subsidiaries	795	670	2,626	2,315
Corporate development costs	377	1,886	1,810	6,727
Employment Agreement Award and other compensation	(67)	3,465	2,129	6,163
Contingent consideration from acquisition	—	—	—	280
Severance-related costs	462	311	850	965
Investment income from MGM National Harbor	2,559	1,983	8,804	7,690
Impairment of long-lived assets	10,328	2,104	40,683	2,104
Adjusted EBITDA	$31,740	$32,487	$165,592	$150,222

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PAGE 4 - URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	December 31, 2022	December 31, 2021

		(as restated)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$95,379	$152,218
Intangible assets, net	765,191	774,167
Available-for-sale securities - at fair value	136,826	112,600
Total assets	1,338,487	1,329,025
Total debt (including current portion, net of issuance costs)	739,000	818,616
Total liabilities	979,417	1,006,690
Total stockholders' equity	333,772	303,680
Redeemable noncontrolling interests	25,298	18,655

		Applicable Interest
	December 31, 2022	Rate
	(in thousands)
SELECTED LEVERAGE DATA:
7.375% senior secured notes due February 2028, net of issuance costs of approximately $11.0 million (fixed rate)	$739,000	7.375%

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management’s current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-K/A, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

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PAGE 5 - URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

Net revenue increased to approximately $132.6 million for the quarter ended December 31, 2022, from approximately $130.5 million for the same period in 2021. Net revenues from our radio broadcasting segment increased 23.8% compared to the same period in 2021. Net revenue from our radio broadcasting segment, excluding political advertising, increased 9.2% compared to the same period in 2021. Same station net revenue from our radio broadcasting segment, excluding political advertising, decreased 0.7% compared to the same period in 2021. We recognized approximately $11.9 million of revenue from our Reach Media segment during the three months ended December 31, 2022, compared to approximately $19.3 million for the same period in 2021. The Fantastic Voyage took place during the fourth quarter of 2021 and Reach Media recognized approximately $7.0 million in revenue from operating the event. We recognized approximately $49.7 million and $54.1 million of revenue from our cable television segment during the three months ended December 31, 2022, and 2021, respectively, due primarily to decreased advertising and affiliate sales. We recognized approximately $24.2 million in revenue for our digital segment during the three months ended December 31, 2022, compared to approximately $19.5 million in the same period in 2021, primarily from higher direct revenues.

The following chart indicates the sources of our net revenue for the three months ended December 31, 2022 and 2021.

	Three Months Ended December 31,
	2022	2021	$Change	% Change

	(Unaudited)
	(in thousands)
		(As Restated)
Net Revenue:
Radio Advertising	$48,542	$46,211	$2,331	5.0%
Political Advertising	8,089	1,502	6,587	438.5%
Digital Advertising	23,301	19,462	3,839	19.7%
Cable Television Advertising	26,522	28,951	(2,429)	-8.4%
Cable Television Affiliate Fees	23,278	25,129	(1,851)	-7.4%
Event Revenues & Other	2,834	9,220	(6,386)	-69.3%

Net Revenue (as reported)	$132,566	$130,475	$2,091	1.6%

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, decreased to approximately $104.2 million for the quarter ended December 31, 2022, down 1.4% from the approximately $105.6 million incurred for the comparable quarter in 2021. The overall operating expense decrease was driven primarily by lower programming and technical expenses, as selling, general and administrative expenses and corporate selling, general and administrative expenses were relatively flat. There was an increase of approximately $5.6 million in employee compensation expenses, $4.0 million in variable expenses, $2.2 million in travel, entertainment and office expenses, and $2.4 million in contract labor, talent costs and consulting fees. These increased expenses were partially offset by a decrease of approximately $5.3 million in content amortization, a decrease of $3.5 million in Employment Agreement award expenses, and a decrease of $6.9 million in event spending primarily related to Reach’s cruise event. As a result of the acquisition and disposition of stations in Indianapolis on August 31, 2022, expenses for the cluster increased approximately $3.3 million for the three months ended December 31, 2022 compared to the same period in 2021.

Depreciation and amortization expense increased to approximately $2.6 million for the quarter ended December 31, 2022, compared to approximately $2.4 million for the quarter ended December 31, 2021.

Interest expense decreased to approximately $14.6 million for the quarter ended December 31, 2022 compared to approximately $15.9 million for the quarter ended December 31, 2021. The Company made cash interest payments of $625,000 for the quarter ended December 31, 2022, compared to cash interest payments of $187,000 for the quarter ended December 31, 2021. During the quarter ended December 31, 2022, the Company repurchased approximately $25.0 million of its 2028 Notes at an average price of approximately 86.4% of par, resulting in a net gain on retirement of debt of approximately $3.0 million for the quarter ended December 31, 2022.

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PAGE 6 - URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

The impairment of long-lived assets for the three months ended December 31, 2022, was related to non-cash impairment charges of approximately $7.4 million for radio broadcasting licenses and approximately $2.9 million for goodwill in certain of our radio markets. The impairment of long-lived assets for the three months ended December 31, 2021, was related to a non-cash impairment charge of approximately $2.1 million associated with certain radio market broadcasting licenses.

For the three months ended December 31, 2022 and 2021, we recorded a provision for income taxes of approximately $3.9 million and $424,000, respectively. The Company paid approximately $1.1 million in taxes for the quarter ended December 31, 2022, and paid $360,000 in taxes for the quarter ended December 31, 2021.

Other income, net, was approximately $2.4 million and $2.0 million for the three months ended December 31, 2022 and 2021, respectively. We recognized other income in the amount of approximately $2.6 million and $2.0 million for the three months ended December 31, 2022 and 2021, respectively, related to our MGM investment.

Other pertinent financial information includes capital expenditures of approximately $1.5 million and $2.1 million for the quarters ended December 31, 2022 and 2021, respectively.

During the three months ended December 31, 2022, the Company did not repurchase any shares of Class A common stock and repurchased 13,577 shares of Class D common stock in the amount of $57,000. During the three months ended December 31, 2021, the Company did not repurchase any shares of Class A or Class D common stock.

The Company, in connection with its prior 2009 stock option and restricted stock plan and its current 2019 Equity and Performance Incentive Plan (the “2019 Plan”), is authorized to purchase shares of Class D common stock to satisfy employee tax obligations in connection with the vesting of share grants under the plan. There were no Stock Vest Tax Repurchases for the three months ended December 31, 2022 and during the three months ended December 31, 2021, the Company executed a Stock Vest Tax Repurchase of 2,530 shares of Class D Common Stock in the amount of $9,000.

Other Matters

On March 8, 2023, Radio One Entertainment Holdings, LLC (“ROEH”), the Company’s wholly owned subsidiary issued a put notice (the “Put Notice”) with respect to one hundred percent (100%) of its interest (the “Put Interest”) in MGM National Harbor, LLC (“MGMNH”). On April 21, 2023, ROEH closed on the sale of the Put Interest. The Company received approximately $136.8 million at the time of settlement of the Put Interest, representing the put price. During the quarter ended March 31, 2023, the Company received $8.8 million representing the Company’s annual distribution from MGMNH with respect to fiscal year 2022.

On April 11, 2023, the Company announced it had signed a definitive asset purchase agreement with Cox Media Group (“CMG”) to purchase its Houston radio cluster. Under the terms of the agreement, Urban One will acquire 93Q Country KKBQ-FM, classic rock station The Eagle 106.9 & 107.5 KHPT-FM and KGLK-FM, and Country Legends 97.1 KTHT-FM. In furtherance of the transaction, Urban One will divest stations to comply with FCC ownership regulations. The acquisition and disposition transactions are subject to FCC approval and other customary closing conditions and is anticipated to close in the third quarter of 2023. CMG and Urban One will continue to operate their respective stations until the transactions close.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three months and year ended December 31, 2022 and 2021 are included.

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PAGE 7 - URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2022
	(in thousands, unaudited)
						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations
STATEMENT OF OPERATIONS:

NET REVENUE	$132,566	$47,588	$11,923	$24,172	$49,727	$(844)
OPERATING EXPENSES:
Programming and technical	36,270	10,898	4,911	5,983	14,867	(389)
Selling, general and administrative	48,670	21,059	2,445	16,255	9,403	(492)
Corporate selling, general and administrative	19,217	—	1,419	—	3,637	14,161
Stock-based compensation	1,126	193	20	32	209	672
Depreciation and amortization	2,643	934	45	328	994	342
Impairment of long-lived assets	10,328	10,328	—	—	—	—
Total operating expenses	118,254	43,412	8,840	22,598	29,110	14,294
Operating income (loss)	14,312	4,176	3,083	1,574	20,617	(15,138)
INTEREST INCOME	465	—	—	—	—	465
INTEREST EXPENSE	14,628	50	—	76	1,919	12,583
GAIN ON RETIREMENT OF DEBT	(3,026)	—	—	—	—	(3,026)
OTHER (INCOME) EXPENSE, net	(2,351)	489	—	(266)	—	(2,574)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	5,526	3,637	3,083	1,764	18,698	(21,656)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	3,875	11,108	(227)	1,448	489	(8,943)
NET INCOME (LOSS)	1,651	(7,471)	3,310	316	18,209	(12,713)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	795	—	—	—	—	795
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$856	$(7,471)	$3,310	$316	$18,209	$(13,508)
Adjusted EBITDA[2]	$31,740	$15,747	$3,088	$1,934	$21,820	$(10,849)

PAGE 8 - URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2021
	(in thousands, unaudited, as restated)
						All Other -
		Radio	Reach		Cable	Corporate /
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations
STATEMENT OF OPERATIONS:
NET REVENUE	$130,475	$38,453	$19,268	$19,472	$54,140	$(858)
OPERATING EXPENSES:
Programming and technical	38,243	9,947	4,733	4,246	19,695	(378)
Selling, general and administrative	48,097	17,243	9,145	12,003	10,170	(464)
Corporate selling, general and administrative	19,293	—	1,576	1	2,935	14,781
Stock-based compensation	87	6	—	—	37	44
Depreciation and amortization	2,364	800	48	319	939	258
Impairment of long-lived assets	2,104	2,104	—	—	—	—
Total operating expenses	110,188	30,100	15,502	16,569	33,776	14,241
Operating income (loss)	20,287	8,353	3,766	2,903	20,364	(15,099)
INTEREST INCOME	33	—	—	—	—	33
INTEREST EXPENSE	15,908	44	—	79	1,919	13,866
OTHER (INCOME) EXPENSE, net	(1,968)	28	—	—	—	(1,996)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	6,380	8,281	3,766	2,824	18,445	(26,936)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	424	4,668	1,026	—	3,415	(8,685)
NET INCOME (LOSS)	5,956	3,613	2,740	2,824	15,030	(18,251)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	670	—	—	—	—	670
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$5,286	$3,613	$2,740	$2,824	$15,030	$(18,921)

Adjusted EBITDA[2]	$32,487	$11,506	$3,816	$3,222	$21,340	$(7,397)

PAGE 9 - URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2022
	(in thousands, unaudited)
						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:
NET REVENUE	$484,604	$156,678	$43,117	$78,526	$209,871	$(3,588)
OPERATING EXPENSES:
Programming and technical	122,629	38,695	15,752	15,588	54,131	(1,537)
Selling, general and administrative	159,991	70,059	8,503	41,132	42,384	(2,087)
Corporate selling, general and administrative	49,985	—	3,403	7	8,063	38,512
Stock-based compensation	6,595	198	586	33	842	4,936
Depreciation and amortization	10,034	3,411	188	1,323	3,847	1,265
Impairment of long-lived assets	40,683	40,683	—	—	—	—
Total operating expenses	389,917	153,046	28,432	58,083	109,267	41,089
Operating income (loss)	94,687	3,632	14,685	20,443	100,604	(44,677)
INTEREST INCOME	939	—	—	—	—	939
INTEREST EXPENSE	61,751	198	—	314	7,675	53,564
GAIN ON RETIREMENT OF DEBT	(6,718)	—	—	—	—	(6,718)
OTHER (INCOME) EXPENSE, net	(16,083)	617	—	(266)	—	(16,434)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	56,676	2,817	14,685	20,395	92,929	(74,150)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	16,721	9,543	3,746	1,448	22,969	(20,985)
NET INCOME (LOSS)	39,955	(6,726)	10,939	18,947	69,960	(53,165)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,626	—	—	—	—	2,626
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$37,329	$(6,726)	$10,939	$18,947	$69,960	$(55,791)

Adjusted EBITDA[2]	$165,592	$48,169	$15,399	$21,804	$105,293	$(25,073)

PAGE 10 - URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2021
	(in thousands, unaudited, as restated)
						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations
STATEMENT OF OPERATIONS:
NET REVENUE	$440,285	$140,246	$46,437	$59,937	$197,003	$(3,338)
OPERATING EXPENSES:
Programming and technical	119,072	36,243	14,965	12,307	57,016	(1,459)
Selling, general and administrative	141,979	61,969	14,491	30,388	36,989	(1,858)
Corporate selling, general and administrative	50,837	—	3,455	3	7,756	39,623
Stock-based compensation	565	38	—	—	111	416
Depreciation and amortization	9,289	3,135	208	1,264	3,738	944
Impairment of long-lived assets	2,104	2,104	—	—	—	—
Total operating expenses	323,846	103,489	33,119	43,962	105,610	37,666
Operating income (loss)	116,439	36,757	13,318	15,975	91,393	(41,004)
INTEREST INCOME	218	—	—	—	—	218
INTEREST EXPENSE	65,702	174	—	316	7,676	57,536
LOSS ON RETIREMENT OF DEBT	6,949	—	—	—	—	6,949
OTHER INCOME, net	(8,134)	(392)	—	—	—	(7,742)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	52,140	36,975	13,318	15,659	83,717	(97,529)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	13,034	12,155	3,573	—	20,815	(23,509)
NET INCOME (LOSS)	39,106	24,820	9,745	15,659	62,902	(74,020)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,315	—	—	—	—	2,315
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$36,791	$24,820	$9,745	$15,659	$62,902	$(76,335)

Adjusted EBITDA[2]	$150,222	$42,518	$13,587	$17,571	$95,358	$(18,812)

PAGE 11 - URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

Urban One, Inc. will hold a conference call to discuss its results for the fourth fiscal quarter of 2022. The conference call is scheduled for Friday, July 07, 2023 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-844-291-6355; international callers may dial direct (+1) 234-720-6988. The Access Code is 9870371.

A replay of the conference call will be available from 1:00 p.m. EDT July 07, 2023 until 12:00 a.m. EDT July 14, 2023. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct (+1) 402-970-0847. The replay Access Code is 8019907.

Access to live audio and a replay of the conference call will also be available on Urban One’s corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One, Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. As of December 31, 2022, we owned and/or operated 66 independently formatted, revenue producing broadcast stations (including 55 FM or AM stations, 9 HD stations, and the 2 low power television stations we operate) branded under the tradename “Radio One” in 13 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, the Russ Parr Morning Show and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.

Notes:

1“Broadcast and digital operating income” consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments. Broadcast and digital operating income provides helpful information about our results of operations, apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, impairment charges, debt financings and retirements, corporate overhead and stock-based compensation. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or loss, or cash flow from operating activities, as those terms are defined under generally accepted accounting principles and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

PAGE 12 - URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

2“Adjusted EBITDA” consists of net income (loss) plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, Employment Agreement Award expenses and other compensation, contingent consideration from acquisition, corporate development costs, severance-related costs, investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business. Accordingly, based on the previous description of Adjusted EBITDA, we believe that it provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. Adjusted EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television). Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3For the three months ended December 31, 2022 and 2021, Urban One had 47,114,178 and 51,206,358 shares of common stock outstanding on a weighted average basis (basic), respectively. For the year ended December 31, 2022 and 2021, Urban One had 48,928,063 and 50,163,600 shares of common stock outstanding on a weighted average basis (basic), respectively.

4For the three months ended December 31, 2022 and 2021, Urban One had 49,941,335 and 55,084,927 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively. For the year ended December 31, 2022 and 2021, Urban One had 52,174,337 and 54,136,641 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.